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EXHIBIT 99.1


HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                        Standard      Moody's
                                        & Poor's    Investors
                                     Corporation      Service     Fitch, Inc.
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At June 30, 2003
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Household International, Inc.
     Senior debt                               A           A2               A
     Preferred stock                        BBB+         Baa1              A-

Household Finance Corporation
     Senior debt                               A           A1               A
     Senior subordinated debt                 A-           A2              A-
     Commercial paper                        A-1          P-1             F-1

HFC Bank plc
     Senior debt                               A           A1               A
     Commercial paper                        A-1          P-1             F-1

Household Bank (Nevada), N.A./(1)/
     Senior debt                               A          A-1               A
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/1/ On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
    Household Bank (SB), N.A.